Exhibit 99.2

Orthofix Recast of Historical Financial Results for Changes to Reportable Business Segments

During the first quarter of 2019, the Company changed its reporting segments from four reporting segments: Bone Growth Therapies, Spinal Implants, Biologics, and Orthofix Extremities to two reporting segments: Global Spine and Global Extremities.  These two reporting segments represent the operating segments for which our Chief Executive Officer, who is also Chief Operating Decision Maker (the “CODM”), reviews financial information and makes resource allocation decisions among businesses. In addition, the Company changed the primary metric used by the CODM in managing the Company to EBITDA from non-GAAP net margin, an internal metric that the Company defined as gross profit less sales and marketing expense.  Accordingly, our reporting segment information has been recast based on our two new reporting segments:

Orthofix Medical, Inc.

Recast of Historical Financial Results for Changes to Reportable Segments

	Three Months Ended				Year Ended
(Unaudited, U.S. Dollars, in thousands)	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	December 31, 2018
EBITDA
Global Spine	$18,825	$19,030	$15,637	$23,053	$76,545
Global Extremities	3,328	488	3,357	2,280	9,453
Corporate	(7,002)	(12,692)	(15,403)	(8,529)	(43,626)
Total EBITDA	$15,151	$6,826	$3,591	$16,804	$42,372
Depreciation and amortization	(4,369)	(4,554)	(4,738)	(4,998)	(18,659)
Interest income (expense), net	(183)	(251)	(181)	(213)	(828)
Income before income taxes	$10,599	$2,021	$(1,328)	$11,593	$22,885

	Three Months Ended				Year Ended
(Unaudited, U.S. Dollars, in thousands)	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	December 31, 2017
EBITDA
Global Spine	$18,247	$21,604	$19,208	$24,975	$84,034
Global Extremities	1,656	(538)	2,235	3,790	7,143
Corporate	(13,257)	(7,111)	(6,956)	(6,922)	(34,246)
Total EBITDA	$6,646	$13,955	$14,487	$21,843	$56,931
Depreciation and amortization	(5,075)	(5,372)	(4,974)	(4,703)	(20,124)
Interest income (expense), net	45	76	(15)	(522)	(416)
Income before income taxes	$1,616	$8,659	$9,498	$16,618	$36,391

Non-GAAP Measures

Management uses non-GAAP measures to evaluate performance period-over-period, to analyze the underlying trends in our business, to assess performance relative to competitors and to establish operational goals and forecasts that are used in allocating resources. Management uses these non-GAAP measures as the basis for assessing the ability of the underlying operations to generate cash. In addition, management uses these non-GAAP measures to further its understanding of the performance of our business units.

A new non-GAAP measure for 2019 is Adjusted EBITDA by reportable segment, which has not been presented in previous press releases.  As such, the Company is providing additional information to show Adjusted EBITDA by reportable segment for 2018:

Orthofix Medical, Inc.

Adjusted EBITDA by Reportable Segments

	Three Months Ended March 31, 2018
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Extremities	Corporate	Total Orthofix
Operating income (loss)	$16,767	$1,843	$(10,740)	$7,870
Other income (expense), net	(20)	189	2,743	2,912
Depreciation and amortization	2,015	1,296	995	4,306
Amortization of acquired intangibles	63	—	—	63
EBITDA	$18,825	$3,328	$(7,002)	$15,151
Share-based compensation	1,400	507	2,009	3,916
Foreign exchange impact	(23)	(141)	(912)	(1,076)
Strategic investments	—	—	2,419	2,419
Domestication to Delaware	—	—	798	798
Acquisition-related fair value adjustments	—	—	—	—
Interest and (gain) loss on investment securities	—	—	(1,629)	(1,629)
Legal judgments/settlements	(33)	207	(27)	147
Restructuring	—	—	—	—
Adjusted EBITDA	$20,169	$3,901	$(4,344)	$19,726

	Three Months Ended June 30, 2018
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Extremities	Corporate	Total Orthofix
Operating income (loss)	$17,240	$878	$(12,203)	$5,915
Other income (expense), net	(544)	(1,675)	(1,424)	(3,643)
Depreciation and amortization	2,024	1,285	935	4,244
Amortization of acquired intangibles	310	—	—	310
EBITDA	$19,030	$488	$(12,692)	$6,826
Share-based compensation	1,836	613	2,766	5,215
Foreign exchange impact	456	1,626	1,173	3,255
Strategic investments	812	—	1,927	2,739
Domestication to Delaware	—	—	1,910	1,910
Acquisition-related fair value adjustments	1,473	—	—	1,473
Interest and (gain) loss on investment securities	—	—	230	230
Legal judgments/settlements	212	87	75	374
Restructuring	—	—	—	—
Adjusted EBITDA	$23,819	$2,814	$(4,611)	$22,022

	Three Months Ended September 30, 2018
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Extremities	Corporate	Total Orthofix
Operating income (loss)	$13,344	$2,361	$(11,798)	$3,907
Other income (expense), net	(196)	(301)	(4,557)	(5,054)
Depreciation and amortization	2,060	1,297	952	4,309
Amortization of acquired intangibles	429	—	—	429
EBITDA	$15,637	$3,357	$(15,403)	$3,591
Share-based compensation	1,391	633	3,237	5,261
Foreign exchange impact	272	277	69	618
Strategic investments	803	—	2,005	2,808
Domestication to Delaware	—	—	996	996
Acquisition-related fair value adjustments	2,121	—	—	2,121
Interest and (gain) loss on investment securities	—	—	4,449	4,449
Legal judgments/settlements	241	39	92	372
Restructuring	1,233	—	—	1,233
Adjusted EBITDA	$21,698	$4,306	$(4,555)	$21,449

	Three Months Ended December 31, 2018
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Extremities	Corporate	Total Orthofix
Operating income (loss)	$20,605	$924	$(9,127)	$12,402
Other income (expense), net	(164)	(107)	(325)	(596)
Depreciation and amortization	2,159	1,463	923	4,545
Amortization of acquired intangibles	453	—	—	453
EBITDA	$23,053	$2,280	$(8,529)	$16,804
Share-based compensation	1,632	498	2,408	4,538
Foreign exchange impact	130	70	332	532
Strategic investments	348	—	282	630
Domestication to Delaware	—	—	511	511
Acquisition-related fair value adjustments	914	—	—	914
Interest and (gain) loss on investment securities	—	—	—	—
Legal judgments/settlements	266	172	(171)	267
Restructuring	214	—	—	214
Adjusted EBITDA	$26,557	$3,020	$(5,167)	$24,410

	Year Ended December 31, 2018
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Extremities	Corporate	Total Orthofix
Operating income (loss)	$67,956	$6,006	$(43,868)	$30,094
Other income (expense), net	(924)	(1,894)	(3,563)	(6,381)
Depreciation and amortization	8,258	5,341	3,805	17,404
Amortization of acquired intangibles	1,255	—	—	1,255
EBITDA	$76,545	$9,453	$(43,626)	$42,372
Share-based compensation	6,259	2,251	10,420	18,930
Foreign exchange impact	835	1,832	662	3,329
Strategic investments	1,963	—	6,633	8,596
Domestication to Delaware	—	—	4,215	4,215
Acquisition-related fair value adjustments	4,508	—	—	4,508
Interest and (gain) loss on investment securities	—	—	3,050	3,050
Legal judgments/settlements	686	505	(31)	1,160
Restructuring	1,447	—	—	1,447
Adjusted EBITDA	$92,243	$14,041	$(18,677)	$87,607

Prior Year Reclassification

The Company reclassified less than $10 thousand of previously reported net income (loss) from discontinued operations during the first, second, and third quarters of 2018 to continuing operations within its Form 10-K for the year ended December 31, 2018; therefore, amounts may differ from previously reported quarterly results for interim periods.

Non-GAAP Information

EBITDA

EBITDA is a non-GAAP financial measure, which is calculated by adding interest expense, net; income tax expense; and depreciation and amortization to net income. EBITDA provides management with additional insight to its results of operations. EBITDA is the primary metric used by our Chief Operating Decision Maker in managing our business.

Adjusted EBITDA

These non-GAAP financial measures provide management with additional insight to its results of operations and are calculated using the following adjustments:

•

Share-based compensation – costs related to our share-based compensation plans, which include stock options, restricted stock awards, performance-based restricted stock awards, market-based restricted stock awards and our stock purchase plan; see the share-based compensation footnote in our quarterly reports on Form 10-Q for each quarter of 2018 and our annual report on Form 10-K for the year ended December 31, 2018 for a detail of these costs by consolidated statement of income line item

•	Foreign exchange impact – gains and losses related to foreign currency transactions, which are recorded as other expense, net
•	Strategic investments – costs related to our strategic investments, such as due diligence and integration costs, which are primarily recorded as general and administrative expenses
•

Domestication to Delaware – costs associated with evaluation and completion of changing the Company’s jurisdiction of organization from Curaçao to the State of Delaware during 2018, which are recorded as general and administrative expenses

•

Acquisition-related fair value adjustments – comprised of i) gains and losses related to remeasurement of contingent consideration to fair value, which are recorded as operating expenses and ii) an adjustment made to inventory acquired to account for the reasonable profit allowance for the selling effort on finished goods inventory, which is recorded as cost of sales

•

Amortization of acquired intangibles – amortization of intangible assets acquired in business combinations or asset acquisitions, including items such as developed technologies, in process research and development, trade names, and other intangible assets, which are recorded as operating expenses

•

Interest and (gain) loss on investment securities – net gains and losses recognized (realized or unrealized) within other income (expense), net or interest income recognized relating to our investments in eNeura Inc. and Bone Biologics, Inc.

•

Legal judgments/settlements – adverse or favorable legal judgments or negotiated legal settlements, including legal and other professional fees associated with the SEC Investigation, Securities Class Action Complaints and Brazil subsidiary compliance review, which are recorded as general and administrative expenses

•	Restructuring – costs associated with the elimination of two reporting segment president positions in 2018, which are recorded as operating expenses
•

Long-term income tax rate adjustment – reflects management’s expectation of a long-term normalized effective tax rate of 35% for the first and second quarters of 2018 and 29% for the third and fourth quarters of 2018, which is based on current tax law and current expected income; actual reported tax expense will ultimately be based on GAAP earnings and may differ from the expected long-term normalized effective tax rate due to a variety of factors, including the resolutions of issues arising from tax audits with various tax authorities, the ability to realize deferred tax assets, and the tax impact of certain reconciling items that are excluded in determining Adjusted Net Income

Material Limitations Associated with the Use of Non-GAAP Financial Measures

The non-GAAP measures used in this press release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are that they exclude items that reflect an economic cost and can have a material effect on cash flows. Similarly, certain non-cash expenses, such as equity compensation, do not directly impact cash flows, but are part of total compensation costs accounted for under GAAP.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations of our non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance. The GAAP results provide the ability to understand our performance based on a defined set of criteria. The non-GAAP measures reflect the underlying operating results of our businesses, which we believe is an important measure of our overall performance. We provide a detailed reconciliation of the non-GAAP financial measures to our most directly comparable GAAP measures, and encourage investors to review this reconciliation.

Usefulness of Non-GAAP Financial Measures to Investors

We believe that providing non-GAAP financial measures that exclude certain items provides investors with greater transparency to the information used by senior management in its financial and operational decision-making. Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of our business operations in order to facilitate comparisons to its historical operating results and internally evaluate the effectiveness of our operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of our underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.